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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of July 10, 2001 by and between CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation with offices at 33171 Paseo Cerveza, San Juan Capistrano, California 92675 (the "COMPANY"), and each of the entities listed under "Purchasers" on the signature page hereto (each a "PURCHASER" and collectively the "Purchasers"), each with offices at the address listed beside such Purchaser's name on Schedule I to the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

        WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Purchasers (the "PURCHASE AGREEMENT"), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company, (i) an aggregate of [12,500] shares of the Company's Series D 5% Cumulative Convertible Preferred Stock ("PREFERRED SHARES"), which are convertible into shares ("COMMON SHARES") of the Company's common stock, $0.01 par value ("COMMON STOCK"), and (ii) 5-year warrants ("WARRANTS") to purchase up to an aggregate number of shares of Common Stock ("WARRANT SHARES") equal to 25% of the aggregate purchase price under the Purchase Agreement divided by the Closing Price (as defined in the Certificate) all as more fully specified and subject to the terms and conditions set forth in the Purchase Agreement; and

        WHEREAS, pursuant to the terms of, and in partial consideration for the Purchasers' agreement to enter into, the Purchase Agreement, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Common Shares and Warrant Shares, as well as certain other rights and remedies as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

        1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement and/or the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

        "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.

        "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "EFFECTIVENESS DEADLINE" has the meaning specified in Section 2(a) herein.

        "FAIR MARKET PRICE" shall have the meaning ascribed to such term in the Warrants.

        "FAIR MARKET VALUE" shall have the meaning ascribed to such term in the Warrants.

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        "HOLDER" and "HOLDERS" shall mean the Purchaser or the Purchasers, respectively, and any transferee of Registrable Securities, Preferred Shares and/or Warrants which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

        "INTERFERING EVENTS" shall have the meaning set forth in Section 2(b).

        "MONTHLY DELAY PAYMENT" shall have the meaning specified in Section 2(b)(i)(B).

        "PREMIUM REDEMPTION PRICE" shall mean the following:

               (a) as to the Preferred Shares, the greater of (x) 120% of the Liquidation Value (as defined in the Certificate) of all such Preferred Shares being sold to the Company, or (y) 120% of the dollar amount which is the product of (i) the number of Common Shares issuable upon conversion of the Preferred Shares to be redeemed (without regard to any limitation on beneficial ownership contained therein or in the Purchase Agreement) multiplied by (ii) the highest Common Stock closing price on the Principal Market (or other Approved Market) between and including the date of the event triggering the right of redemption and the trading day immediately prior to the actual redemption of such Preferred Shares, in each case payable in cash;

               (b)    as to the Common Shares and Warrant Shares, the greater of
(x) 120% of the dollar amount which is the product of (i) the number of shares to be redeemed, multiplied by (ii) the highest Common Stock closing price on the Principal Market (or other Approved Market) between and including date of the event triggering the right of redemption and the trading day immediately prior to the actual redemption of such shares, or (y) 120% of the Liquidation Value of the Preferred Shares which were converted into the Common Shares being redeemed or 120% of the aggregate exercise price for the Warrants which were exercised for the Warrant Shares being redeemed, as the case may be, in each case payable in cash; and

               (c) as to the Warrants, 120% of the dollar amount which is the product of (i) the number of Warrant Shares issuable to the Holder upon exercise thereof (assuming full exercise without regard to any beneficial ownership limitations set forth therein or in the Purchase Agreement) multiplied by (ii) the difference between (A) the highest Common Stock closing price on the Principal Market (or other Approved Market) between and including date of the event triggering the right of redemption and the trading day immediately prior to the actual redemption of such shares, less (B) the exercise price under such Warrants, in each case payable in cash.

        "REGISTRABLE SECURITIES" shall mean: (i) the Common Shares and the Warrant Shares (without regard to any limitations on beneficial ownership contained in the Certificate or Warrants) or other securities issued or issuable to each Holder or its permitted transferee or designee (a) upon conversion of the Preferred Shares and/or upon exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of such Preferred Shares or Warrants or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the


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foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

        The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

        "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "blue sky" fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

        "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) herein.

        "REGISTRATION PERIOD" shall have the meaning specified in Section 5 herein.

        "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

        "SECURITIES" means the Registrable Securities, the Preferred Shares and the Warrants.

        "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

        "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

               2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "blue sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) reasonably requested by the


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Holder and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

               (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                      (i) But in any event within 30 days thereafter, prepare and file a registration statement with the Commission on Form S-3, as applicable, under the Securities Act (or in the event that the Company is ineligible to use either such form, such other form as the Company is eligible to use under the Securities
               Act) covering the Registrable Securities and naming each Holder as a selling stockholder thereunder (and not as an "underwriter") (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "REGISTRATION STATEMENT"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 200% of the aggregate number of shares of Common Stock issuable upon full conversion of the Preferred Stock (without regard to any beneficial ownership limitations set forth therein), plus 200% of the number of shares of Common Stock issuable upon exercise of the Warrants in full (without regard to any beneficial ownership limitations set forth therein). Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable, and in any event prior to the earlier of (i) 120 calendar days following the Closing Date or
               (ii) 5 Trading Days after SEC clearance to request acceleration (the "EFFECTIVENESS DEADLINE"). The Company shall provide each Holder and its legal counsel reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall as soon as reasonably practicable request acceleration of effectiveness of the Registration Statement at the earliest possible date. If the Company is not initially eligible to use Form S-3, it will, at the request of a majority-in-interest of the holders of Registrable Securities, amend its Form S-1 to a Form S-3 at such time that it becomes eligible to do so.

                      (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statement (and the disposition of all Registrable Securities as necessary to comply with this Agreement) and notify the Holders of


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               the filing and effectiveness of such Registration Statement and any amendments or supplements thereto. The Company shall promptly forward to the Holders' counsel a copy of any correspondence or other written communications with the SEC or other regulatory authority, relating to the Registration Statement or the Registrable Securities.

                      (iii) After the registration, furnish to each Holder such number of copies of a current prospectus conforming with the requirements of the Securities Act and any other documents incident thereto, copies of the Registration Statement, any amendment or supplement to such prospectus or Registration Statement and any documents incorporated by reference therein and such other documents as such Holder may from time to time reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

                      (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of all U.S. jurisdictions (except in any such jurisdiction where the registration and qualification of the securities covered by such Registration Statement is exempt under the laws and regulations of such jurisdiction); provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (v) Notify each Holder immediately of the happening of any event (but not the substance or details of any such event unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, pursuant to Section 2(f), use its best efforts to promptly update and/or correct such prospectus.

                      (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                      (vii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.


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                      (viii) Use its best efforts to cause the Registrable
               Securities registered by the Registration Statement to be listed or quoted on each securities exchange and/or market on which the Common Stock is then listed and/or quoted and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then listed and/or traded.

                      (ix) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act.

               (b) Set forth below in this Section 2(b) are (I) events that may arise that the Purchasers consider will interfere with the full enjoyment of their rights under the Purchase Agreement and this Agreement (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.

        Paragraphs (i) through (v) of this Section 2(b) describe the Interfering Events, provide a remedy to the Purchasers if an Interfering Event occurs and provide that the Purchasers may require that the Company redeem outstanding Securities at a specified price if certain Interfering Events are not timely cured.

        Paragraph (vi) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Purchasers to redeem outstanding Securities at a specified price.

        The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

                      (i)    Delay in Effectiveness of Registration Statement.

                             (A) In the event that the Registration Statement has not been declared effective by the Effectiveness Deadline, then the Company shall pay to each Holder a Monthly Delay Payment (as defined below) on the first business day following the Effectiveness Deadline. In addition, the Company shall pay to each Holder a Monthly Delay Payment for each 30 day period (or portion thereof) thereafter during which the Registration Statement has not been declared effective. Such Monthly Delay Payments shall not in the aggregate exceed the maximum percentage permitted by law. In the event that the Registration Statement has not been declared effective within 180 days following the Closing Date, then each Holder, may at its option, cause the Company to redeem the Securities held by such Holder, at the Premium Redemption Price.

                             (B) As used in this Agreement, a "MONTHLY DELAY PAYMENT" shall be a cash payment equal to (x) 2% of the aggregate Purchase Price paid by a Holder, payable on the date on which the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, and (y) 1.5% of the sum of the aggregate Purchase Price paid for the Preferred Shares


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               then held by such Holder and the aggregate Fair Market Price of the Registrable Securities then held by such Holder (with Warrants considered on an as-exercised basis), payable for each 30-day period thereafter (or portion thereof) that the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied. Payment of the Monthly Delay Payments, and any Premium Redemption Price payment due pursuant to the other provisions of this Section 2(b), shall be due and payable from the Company to such Holder within 5 business days of demand therefor. Without limiting the foregoing, if payment in immediately available funds of the Premium Redemption Price is not made within such 5 business day period, the Holder may revoke and withdraw in whole or in part its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash, without prejudice to its ability to elect to receive that particular or other Premium Redemption Price payments in the future.

                      (ii) No Listing; Premium Price Redemption for Delisting of Class of Shares.

                             (A) In the event that the Company fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed and/or quoted, as the case may be, with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the Registration Period, or the Common Stock is otherwise suspended from trading thereon, then the Company shall make to each Holder a Monthly Delay Payment on the first business day following any such delisting or failure to be quoted or suspension. In addition, the Company shall pay to each Holder a Monthly Delay Payment for each 30 day period (or portion thereof) during the Registration Period from and after such failure, refusal or inability or suspension until the Registrable Securities and Common Stock are so listed and/or quoted and traded on such Approved Markets.

                             (B) In the event that shares of Common Stock of the Company are delisted from or not quoted on, or trading in the Common Stock is otherwise suspended on, an Approved Market at any time following the Closing Date and remains so delisted, not quoted or suspended for 5 consecutive Trading Days without listing and quoting on another Approved Market, then at the option of each Holder and to the extent such Holder so elects, the Company shall on 2 business days notice either (1) make to such Holder a Monthly Delay Payment for each 30 day period (or portion thereof) that the shares are delisted, not quoted or suspended or (2) redeem the Securities held by such Holder, in whole or in part, at a redemption price equal to the Premium Redemption Price; provided, however, that such Holder may revoke such request at any time prior to receipt of such Monthly Delay Payments or Premium Redemption Price, as the case may be.

                      (iii) Blackout Periods. In the event any Holder is unable to sell Registrable Securities under the Registration Statement for more than (A) five (5) consecutive Trading Days or (B) an aggregate of 20 Trading Days in any 12


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               month period ("SUSPENSION GRACE PERIOD"), including without limitation by reason of the Company's failure to deliver unlegended shares as required by (and within the time frames required by), and in accordance with the provisions of the Certificate, the Warrants, this Agreement or the Purchase Agreement, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Common Stock covered by the Registration Statement is insufficient at such time to make such sales (any of the foregoing, a "BLACKOUT"), then the Company shall make to each Holder a Monthly Delay Payment on the first business day following any such Blackout after the Suspension Grace Period. In addition, the Company shall pay to each Holder a Monthly Delay Payment for each 30 day period (or portion thereof) that there exists a Blackout from and after the expiration of the Suspension Grace Period. In addition to such Monthly Delay Payments, in the event there exists a Blackout for more than 5 days after any Suspension Grace Period, each Holder shall have the right but not the obligation to elect to have the Company redeem its Securities at a price equal to the Premium Redemption Price (and no additional Monthly Delay Payments shall accrue after such redemption).

                      (iv) Redemption for Conversion/Exercise Deficiency. In the event that the Company does not have a sufficient number of shares of Common Stock authorized, unissued and available at all times to effect full conversion of all Preferred Shares and full exercise of all Warrants (without regard to any limitations on beneficial ownership), or the Company is otherwise unable or unwilling for any reason to issue unlegended Common Stock as required by (and within the time frames required by), and in accordance with the provisions of, the Certificate, Warrants, this Agreement or the Purchase Agreement (each, a "CONVERSION/EXERCISE DEFICIENCY"), then:

                             (A) The Company shall provide to each Holder a Monthly Delay Payment on the first business day following any such Conversion/Exercise Deficiency; in addition, the Company shall pay to each Holder a Monthly Delay Payment for each 30-day period (or portion thereof) thereafter until such Conversion/Exercise Deficiency has been remedied in full; and

                             (B) At any time five days after the commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder, the Company promptly shall purchase from such Holder, for the Premium Redemption Price and on the terms set forth in Section 2(b)(i)(B) above, any or all outstanding Securities.


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                             (C)    The Holder shall have the right to withdraw
               any request for redemption hereunder at any time prior to its receipt of the Mandatory Repurchase Price.

                      (v)    Additional Interfering Events. In the event that:

                             (a) the Company fails, after ten (10) days written notice has been received by the Company, to comply with any material provision in the Transaction Documents other than those which already constitute an Interfering Event pursuant to another clause under this Section 2(b), or such longer period of time as may be necessary to cure such breach if such breach is of a nature that it cannot reasonably be cured within such ten (10) day period and the Company is diligently proceeding to cure such breach, provided that in no event shall such cure period exceed thirty (30) days;

                             (b) there is a material breach by the Company of any representations or warranties contained in the Transaction Documents, provided that such breach shall be deemed material if, and only if, (1) the misrepresentation related to the Purchasers' ability to enforce, or their rights or obligations under, the Transaction Documents or the transactions contemplated thereby, including without limitation the issuance of the Securities, or (2) the misrepresentation related to facts which upon disclosure to the public had the effect or is reasonably likely to have the effect of directly or indirectly reducing the market value of the Common Stock on the Principal Market or other market or exchange on which the Common Stock is then traded; or

                             (c)    the Company pursuant to or within the
                             meaning of any Bankruptcy Law: (1) commences a voluntary case; (2) consents to the entry of an order for relief against it in an involuntary case;
                             (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;
                             (4) makes a general assignment for the benefit of its creditors; or (5) makes a general assignment for the benefit of its creditors; or (6) admits in writing that it is generally unable to pay its debts as the same become due; or (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company in an involuntary case; (II) appoints a Custodian of the Company or for all or substantially all of its property; or (III) orders the liquidation of the Company or any subsidiary, and such order or decree remains unstayed and in effect for ninety (90) days. The Term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law;


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               then, each Holder, shall at its option, have the right to cause the Company to redeem its Securities in whole or in part at the Premium Redemption Price at any time for a period of 60 days after such Holder has actual knowledge of an event in clause (b) or clause (c) above or 60 days after the end of the applicable cure period is clause (a) above.

                      (vi)   Premium Redemption Price for Defaults.

                             (A) The Company acknowledges that any failure, refusal or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through (v) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

                             (B) In the event that the Company fails to make any Monthly Delay Payment within 10 calendar days of demand therefor, each Holder shall have the right to sell to the Company any or all of its Securities at the Premium Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                      (vii) Cumulative Remedies. Each Monthly Delay Payment triggered by an Interfering Event provided for in the foregoing paragraphs (i) through (v) shall be in addition to each other Monthly Delay Payment triggered by another Interfering Event; provided, however, that (1) in no event shall the Company be obligated to make to any Holder Monthly Delay Payments in an aggregate amount greater than 3% of the aggregate Purchase Price for any 30 day period (or portion thereof) and (2) for purposes of Monthly Delay Payments only, a single event shall require Monthly Delay Payments only under one subsection of this Section 2(b). The Monthly Delay Payments and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Transaction Documents including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

               (c) In the event that the offering under the Registration Statement is deemed to be an underwritten offering, to the extent the deemed "underwriter(s)" are the sole cause of a delay in the registration process which leads to an Interfering Event, the time period for


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determining such Interfering Event shall be extended by one day for each day that such Interfering Event is caused solely by such Purchaser(s).

               (d) The Company shall take all reasonable actions reasonably requested by the Holders in order to expedite or facilitate the disposition of the Registrable Securities. In the event that the offering in which the Registrable Securities are to be sold is deemed to be an underwritten offering or a Purchaser selling Registrable Securities is deemed to be an underwriter, the Company shall enter into such customary agreements with such Purchaser(s) as would customarily be entered into with an underwriter (excluding provisions for the purchase and sale of the Common Stock and any discounts or other consideration) and:

                      (i) make such representations and warranties to such Purchaser(s) in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                      (ii) cause to be delivered, if requested, to such Purchaser(s) opinions of independent counsel to the Company, on and dated as of the effective day of the Registration Statement, and within 90 days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Purchaser(s) and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to such Purchaser(s);

                      (iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement, and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to such Purchaser(s), stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same quarterly during each such fiscal year for which such books or records are being reviewed so that each such letter shall remain current, correct and complete as of the end of such accountant's review of the Company's quarterly financial statements; and each such letter and update thereof, if any, shall be reasonably satisfactory to such Purchaser(s);

                      (iv) shall include in such agreements customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

                      (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold, to evidence compliance with clause (i) above and with any customary conditions contained in underwriting agreements, if any; and

                      (vi) deliver to the Holders on the effective day of the Registration Statement, and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to the Holders, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by the Holders during such quarter, if any, shall have been reasonably satisfactory to the Holders.

               (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

               (f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares which constitute Registrable Securities within ten (10) business days of any stockholders meeting or Board of Directors meeting, as the case may be, authorizing or reserving same and shall use its best efforts to cause such Registration Statement to become effective within seventy-five (75) days of such stockholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in
Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares constituting Registerable Securities and such new Registrable Securities, including without limitation the provisions providing for Monthly Delay Payments contained herein.

        3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

        4. Registration on Form S-3; Other Forms. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

        5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective at all times during the period ("REGISTRATION PERIOD") commencing on the earlier of the effective date of the Registration Statement or the Effectiveness Deadline and continuing thereafter until the later to occur of (a) the date on which sales are permitted of all Registrable Securities without registration under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect and assuming there is no cashless exercise of the Warrants) or (b) the earlier of the date on which (i) there are no longer any Preferred Shares and Warrants outstanding or issuable and (ii) the sixth (6th) anniversary of the Closing Date.

        6.     Indemnification.

               (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

               (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

               (c) Procedure. Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

        In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

        The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

        9. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this

Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which, in the reasonable opinion of counsel to the Company, violates applicable securities law.

        10. NASDAQ Limit on Stock Issuances. Section 3.14 of the Purchase Agreement shall govern limits imposed by NASDAQ rules on the issuance of Common Stock.

        11. Replacement Certificates. The certificate(s) representing the Registrable Securities held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities, as reasonably requested by the Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

        12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchasers by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Registrable Securities, Preferred Shares or Warrants, and all other rights granted to the Purchasers by the Company hereunder may be transferred or assigned to any transferee or assignee of any Registrable Securities, Preferred Shares or Warrants; provided in each case that the Company must be given written notice by the such Purchaser at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the provisions of this Agreement.

        13.    Miscellaneous.

               (a) Remedies. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

               (b) Jurisdiction. THE COMPANY AND EACH OF THE PURCHASERS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT

PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE PURCHASERS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

               (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                      to the Company:

                      Chromavision Medical Systems, Inc.
                      33171 Paseo Cerveza
                      San Juan Capistrano, California 92675
                      Telephone: 888-443-3310
                      Facsimile: (949) 443-3366
                      Attention: Financial Officer

                      with a copy to:

                      Gibson, Dunn & Crutcher, LLP
                      333 South Grand Avenue
                      Los Angeles, California 90071
                      Telephone: (213) 229-7000
                      Facsimile: (213) 229-7520
                      Attention: Roy J. Schmidt, Esq.

                      to the Purchasers:

                             To each Purchaser at the address and/or fax number set forth on Schedule I of the Purchase Agreement with copies to:

                             Kleinberg, Kaplan, Wolff & Cohen, P.C.
                             551 Fifth Avenue
                             New York, New York 10176
                             Telephone: (212) 986-6000
                             Facsimile: (212) 986-8866
                             Attention: Peter J. Weisman, Esq.

        Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

               (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

               (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

               (f) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

               (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Purchaser without its express written approval, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Purchaser and any public announcement including the name of a Purchaser to such Purchaser, prior to the publication of such announcements.

               (h) Entire Agreement. This Agreement, together with the Purchase Agreement, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

               (i) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

               (j) Severability. The parties acknowledge and agree that the Purchasers are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Purchasers hereunder are several and not joint, that no Purchaser shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Purchaser, and that any rights granted to "Purchasers" hereunder shall be enforceable by each Purchaser hereunder.

               (k) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

               (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                       * * * Signature page follows * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       COMPANY:

                                       CHROMAVISION MEDICAL SYSTEMS, INC.


                                       By:  /s/   KEVIN C. O'BOYLE
                                           -------------------------------------
                                           Name:  Kevin C. O'Boyle
                                           Title: Executive Vice President,
                                                  Operations and Chief Financial
                                                  Officer


                                       PURCHASERS:

                                       HALIFAX FUND, L.P.


                                       By:  /s/   MAURICE HRYSHKO
                                           -------------------------------------
                                           Name:  Maurice Hryshko
                                           Title: Counsel, The Palladin
                                                  Group, L.P.


                                       MARSHALL CAPITAL MANAGEMENT, INC.


                                       By: /s/ ALLAN WEINE
                                           -------------------------------------
                                               Allan Weine, as President


                                       CASTLE CREEK HEALTH CARE PARTNERS, LLC

                                       By: CASTLE CREEK PARTNERS, LLC, its
                                           Investment Manager


                                           By:  /s/   MICHAEL SPOLAN
                                               ---------------------------------
                                               Name:  Michael Spolan
                                               Title: Managing Director

                                       CCL FUND, LLC

                                       By: CASTLE CREEK LIFESCIENCE
                                           PARTNERS, LLC, its Manager


                                           By: /s/    THOMAS FREI
                                               ---------------------------------
                                               Name:  Thomas Frei
                                               Title: Member

                                       VELOCITY INVESTMENT PARTNERS LTD.
                                       By: Velocity Asset Management LLC
                                       Its: Investment Manager


                                       By: /s/    JOHN D. ZIEGELMAN
                                           -------------------------------------
                                           Name:  John D. Ziegelman
                                           Title: President

                                       CARTMORE ENTERPRISES, INC.


                                       By: /s/ KENNETH L. HENDERSON
                                           -------------------------------------
                                               Kenneth L. Henderson
                                               Attorney-in-Fact

                                       SAFEGUARD DELAWARE, INC.


                                       By: /s/    N. JEFFREY KLAUDER
                                           -------------------------------------
                                           Name:  N. Jeffrey Klauder
                                           Title: V.P.


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT